Exhibit 99.1

Workhorse Group Regains Compliance with Nasdaq’s Continued Listing Requirements

CINCINNATI, April 2, 2025 — Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on pioneering the transition to zero-emission commercial vehicles, today announced the receipt of a formal notification from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has regained compliance with the minimum bid price of $1.00 per share, as required by Listing Rule 5550(a)(2).

As previously disclosed, the Company received notice from Nasdaq on October 2, 2024 indicating that the closing bid price for Workhorse’s common stock had fallen below the minimum bid price for continued listing for 30 consecutive trading days and was no longer in compliance with the minimum bid requirement. To regain compliance, the Company was required to have a minimum closing bid price of at least $1.00 per share for ten consecutive trading days; Nasdaq confirmed yesterday that the Company is now in compliance with Listing Rule 5550(a)(2).

As previously announced, the Company effected a 1-for-12.5 reverse stock split of its common stock on March 17, 2025, intended to increase the market price of Workhorse’s common stock, after which the common stock began trading on a split-adjusted basis.

About Workhorse Group Inc.

Workhorse Group Inc. (Nasdaq: WKHS) is a technology company focused on pioneering the transition to zero-emission commercial vehicles. Workhorse designs and builds its vehicles in the United States at the Workhorse Ranch in Union City, Indiana. The company’s best-in-class vehicles are designed for last-mile delivery, medium-duty operations, and a growing range of specialized applications. For more information, visit www.workhorse.com.

Forward-Looking Statements

The discussions in this press release contain forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of the Company’s products, the Company’s ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, the Company’s beliefs regarding the health and growth of the market for the Company’s products, anticipated increase in the Company’s customer base, expansion of the Company’s products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of the Company’s liquidity and capital resources, including the Company’s ability to receive sufficient funding from the Company’s existing financing arrangements or from future financings and the expected terms of such financing, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this press release. Factors that could cause actual results to differ materially include, but are not limited to: the Company’s ability to develop and manufacture the Company’s product portfolio, including the W4 CC, W750, and W56 and other programs; the Company’s ability to attract and retain customers for the Company’s existing and new products; ongoing and anticipated changes in the U.S. political environment, including those resulting from the new Presidential Administration, control of Congress, and changes to regulatory agencies; the implementation of changes to the existing tariff regime by the new Presidential Administration and measures taken in response to such tariffs by foreign governments; risks associated with obtaining orders and executing upon such orders; the unavailability, reduction, elimination or adverse application of government subsidies and incentives or any challenge to or failure by the federal government, states or other governmental entities to adopt or enforce regulations such as the California Air Resource Board’s Advanced Clean Fleet regulation; changes in attitude toward environmental, social, and governance matters among regulators, investors, and parties with which the Company does business; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting the Company’s Company, the Company’s customers, the Company’s suppliers or the industry; the Company’s ability to capitalize on opportunities to deliver products to meet customer requirements; the Company’s limited operations and need to expand and enhance elements of the Company’s production process to fulfill product orders; the Company’s general inability to raise additional capital to fund the Company’s operations and business plan; the Company’s ability to receive sufficient proceeds from the Company’s current and any future financing arrangements to meet the Company’s immediate liquidity needs and the potential costs, dilution and restrictions resulting from any such financing; the Company’s ability to maintain compliance with the listing requirements of the Nasdaq Capital Market and the impact of any steps the Company has taken, including reverse splits of the Company’s common stock, or any future steps the Company may take to maintain such compliance, on the Company’s operations, stock price and future access to liquidity; the Company’s ability to protect the Company’s intellectual property; market acceptance of the Company’s products; the Company’s ability to obtain sufficient liquidity from operations and financing activities to continue as a going concern and, the Company’s ability to control the Company’s expenses; the effectiveness of the Company’s cost control measures and impact such measures could have on the Company’s operations, including the effects of furloughing employees; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflicts in Ukraine and the Middle East) and/or terrorism; the prices being charged by the Company’s competitors; the Company’s inability to retain key members of the Company’s management team; the Company’s inability to satisfy the Company’s customer warranty claims; the outcome of any regulatory or legal proceedings, including with Coulomb Solutions Inc.; the Company’s ability to consummate and realize the benefits of a potential sale and leaseback transaction of the Company’s Union City Facility; and other risks and uncertainties and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the “Risk Factors” sections of the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contact:

Aaron Palash / Greg Klassen
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Relations Contact:

Tom Colton and Greg Bradbury
Gateway Group
949-574-3860
WKHS@gateway-grp.com